VANDERKAM & SANDERS
                               440 LOUISIANA, #475
                                HOUSTON, TX 77002
                               713-547-8900 PHONE
                             713-547-8910 FACSIMILE


June 26, 2002

International Test Systems, Inc.
16161 College Oak, Suite 101
San Antonio, Texas 78249

Re:  Form SB-1 Registration Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of International Test Systems, Inc. (the "Company") covered by a Form SB-1 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1. Up to 1,250,000 shares of common stock, $.001 par value (the "Shares") to be issued by the Company;
2. Up to 1,250,000 class A warrants;
3. Up to 1,250,000 class B warrants;
4. Up to 1,250,000 shares of common stock underlying the class A warrants; and
5. Up to 1,250,000 shares of common stock underlying the class B warrants.

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Amended Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares, warrants, and shares underlying the warrants have been issued and delivered as described therein, the Shares, warrants, and shares underlying the warrants will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                                      Sincerely,
                                                      VANDERKAM & SANDERS



                                                     /s/ Vanderkam & Sanders